UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2006 (August 29, 2006)

     Safety Components International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-23938	33-0596831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

      41 Stevens Street, Greenville, South Carolina 29605

(Address, Including Zip Code, of Principal Executive Offices)

                (864) 240-2600

(Registrant’s Telephone Number, Including Area Code)

            N/A

(Former Name or Former Address,

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 29, 2006, the Company (“SCI”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, SCI Merger Sub, Inc., a wholly owned subsidiary of the Company (“SCI Merger Sub”), and International Textile Group, Inc., a Delaware corporation (“ITG”).

The merger agreement provides that, subject to satisfaction of various conditions to closing, SCI Merger Sub will be merged with and into ITG, and ITG will continue as the surviving corporation in the merger. Upon consummation of the merger, SCI will change its name to “International Textile Group, Inc.” Pursuant to the merger, all outstanding shares of stock of ITG will be converted into the right to receive shares of SCI common stock at an exchange ratio equal to one share of stock of SCI for every 1.4739 shares of stock of ITG outstanding immediately prior to the merger, subject to the escrow arrangements described below.

Affiliates of WL Ross & Co., LLC (“WLR”), which is controlled by Wilbur L. Ross, Jr., the chairman of the board of each of ITG and SCI, currently own approximately 75.6% of SCI’s outstanding stock and approximately 85.4% of ITG’s outstanding stock, and, after completion of the merger, are expected to own approximately 82% of the stock of the combined company. Four of the five directors of SCI are affiliates of WLR. The boards of directors of ITG and SCI each formed a special committee, in each case consisting of the sole director on each respective board who is not affiliated with WL Ross & Co., to negotiate and approve the terms and conditions of the combination transaction.

The merger agreement provides that prior to the effective time of the merger, the board of directors of SCI will declare a common stock dividend equal to one-ninth of one share of SCI common stock for each share of SCI common stock outstanding on the record date, payable immediately prior to the effective time of the merger. The shares payable pursuant to this stock dividend will be placed in escrow and will be available to satisfy potential indemnification claims made on behalf of SCI under the merger agreement. The merger agreement further provides that ten percent of the shares that would otherwise be payable to ITG’s shareholders as merger consideration will be placed in escrow and will be available to satisfy potential indemnification claims made on behalf of ITG under the merger agreement.

Completion of the merger is subject to the satisfaction of various conditions, including approval of the transaction by ITG’s shareholders, approval of an amended certificate of incorporation of SCI by SCI’s shareholders, and receipt of necessary regulatory approvals and consents. If approved by SCI’s shareholders, the amended certificate of incorporation will, among other things, change the name of SCI to “International Textile Group, Inc.”, increase the number of authorized shares of SCI stock, remove limitations in SCI’s existing certification of incorporation relating to certain business combinations with interested stockholders, permit shareholder votes to be taken by non-unanimous written consent in lieu of a vote at a meeting, and, consistent with SCI’s bylaws, provide that the bylaws of SCI cannot be amended without the affirmative vote of 80% of the outstanding shares that are entitled to vote for the election of directors.

In connection with the proposed combination, SCI intends to file a registration statement on Form S-4, including a joint proxy statement/prospectus, with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement including the joint proxy statement/prospectus (and all amendments and supplements to it), and other materials when they become available because they will contain important information. Investors will be able to obtain free copies of the registration statement, including the joint proxy statement/prospectus, when they become available, as well as other filings containing information about SCI, without charge, at the SEC’s web site (www.sec.gov). Copies of SCI’s filings may also be obtained without charge from SCI at SCI’s web site

(www.safetycomponents.com) or by directing a request to SCI at 41 Stevens Street, Greenville, South Carolina 29605, Attn: Treasurer, (864) 240-2600.

SCI, its directors and executive officers and other members of management and its employees are potential participants in the solicitation of proxies by SCI’s board of directors in respect of SCI’s upcoming special meeting of stockholders, which will be described in more detail in SCI’s joint proxy statement/prospectus to be included as part of the registration statement. Information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus to be filed with the SEC as a part of the registration statement.

Attached hereto as Exhibit 99.1 is a joint press release of SCI and ITG dated August 30, 2006 and as Exhibit 99.2 is a copy of presentation materials being used by SCI in meetings with employees.

Item 9.01. Financial Statements and Exhibits.

99.1	Joint Press Release of the Company and ITG dated August 30, 2006.
99.2	Presentation Materials Relating to International Textile Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFETY COMPONENTS INTERNATIONAL, INC.

By:	/s/ William F. Nelli

William F. Nelli, Controller and

Principal Financial and Accounting Officer

Date: August 30, 2006

Exhibits

99.1	Joint Press Release of the Company and ITG dated August 30, 2006.
99.2	Presentation Materials Relating to International Textile Group, Inc.